GUARANTEED INCOME LATER RIDER


Rider Date:

This rider is made a part of the Contract to which it is attached. Except as stated in this rider, it is subject to the provisions contained in the Contract. Coverage under this rider begins on the Rider Date as shown above.

This optional rider provides that variable Periodic Income Payments payable under the Variable Annuity Payment Option Rider are guaranteed not to fall below the Guaranteed Income Benefit. If this Rider is issued in connection with a Qualified Plan, Periodic Income Payments must begin prior to the Owner's 76th birthday.


                                   Definitions

Benefit Year
Each consecutive 12 month period from the Rider Date or the date of any Owner elected reset of the Income base, if applicable.

Future Income Base
A reference value used as the basis to determine the Income Base at the end of each Waiting Period. The Future Income Base is also used to calculate the charge for this rider.

Guaranteed Income Benefit
The minimum amount payable for each Periodic Income Payment made under a variable annuity payment option.

Gross Purchase Payment
Each Purchase Payment made, without regard to any applicable deductions, plus any Bonus Credit.

Income Base
The minimum amount used to determine the Guaranteed Income Benefit provided under this rider.

Waiting Period
Each consecutive 60 month period from the Rider Date or the date of any Owner elected reset of the Income base, if applicable.

Withdrawal
The gross amount of a withdrawal before any applicable charges and/or Interest Adjustment/Market Value Adjustment.


                            Guaranteed Income Benefit

If this rider is in effect on the Valuation Date the Periodic Income Payment is determined, then the Guaranteed Income Benefit will be equal to the greater of:

a.   the Contract Value on the Periodic Income Commencement Date; or
b.   the Income Base

divided by 1000 and multiplied by the annuity rate per $1000 as shown in the Guaranteed Income Benefit Table, for the age and sex of the Annuitant (and Secondary Life, if applicable).

On each subsequent Valuation Date that a Periodic Income Payment under the Variable Annuity Payment Option Rider is determined, then the amount that will be paid will be the greater of:

a.   the Periodic Income Payment; or
b.   the Guaranteed Income Benefit

as adjusted for Withdrawals after the Periodic Income Commencement Date.

Effect of Guaranteed Income Benefit During Access Period
During the Access Period, payment of the Guaranteed Income Benefit reduces the Account Value. If such payment reduce the Account Value to zero, the Access Period will end and the Lifetime Income Period will begin on the Valuation Date the Account Value equals zero. Each subsequent Periodic Income Payment during the Lifetime Income Period will be equal to the Guaranteed Income Benefit.

Additional Purchase Payments are not allowed after the Periodic Income Commencement Date.

Effect of Guaranteed Income Benefit during Lifetime Income Period
During the Lifetime Income Period, if a Periodic Income Payment is less than the Guaranteed Income Benefit, the excess of the Guaranteed Income Benefit over the Periodic Income Payment will reduce the number of Annuity Units per Variable Subaccount payable in each subsequent Periodic Income Payment. The reduction to the number of Annuity Units per payment will be determined by first dividing (a) by (b) where:

a. is the amount of the excess of the Guaranteed Income Benefit over the Periodic Income Payment; and
b. is the applicable annuity factor;

and then dividing this result by the Annuity Unit value as of the Valuation Date of the Periodic Income Payment.

If payment of the Guaranteed Income Benefit reduces the number of Annuity Units per payment to zero during the Lifetime Income Period, then each subsequent Periodic Income Payment during the remainder of the Lifetime Income Period will be equal to the Guaranteed Income Benefit.

Withdrawals after the Periodic Income Commencement Date
Each Withdrawal will reduce the Guaranteed Income Benefit in the same proportion as the amount withdrawn reduces the Account Value on the Valuation Date of the Withdrawal.


                                   Income Base

The Income Base is used to calculate the Guaranteed Income Benefit. On the Rider Date, the Income Base is determined by (a) or (b) where:

a. If the Rider Date is also the Contract Date, then the Income Base equals the Gross Purchase Payments.
b. If the Rider Date is later than the Contract Date, then the Income Base equals the Contract Value on the Rider Date.

Adjustments to Income Base
Any additional Gross Purchase Payment will increase the Income Base by the amount of such Gross Purchase Payment on the Valuation Date it is received by LNL.

Each Withdrawal from the Contract will reduce the Income Base in the same proportion as the amount withdrawn reduces the Contract Value on the Valuation Date of the Withdrawal.


                               Future Income Base

The Future Income Base is a reference value used during a Waiting Period. At the end of each Waiting Period, the Income Base is set equal to the Future Income Base.

Future Income Base during initial Waiting Period
During the initial Waiting Period, the Future Income Base is subject to the Maximum Income Base described below and is determined by (a) or (b) where:

a. If the Rider Date is also the Contract Date, then the Future Income Base will equal 125% of the Gross Purchase Payments made within 90 days of the Contract Date;
b. If the Rider Date is later than the Contract Date, then the Future Income Base will equal 125% of the Contract Value on the Rider Date, plus 125% of any Gross Purchase Payments made after the Rider Date but within 90 days of the Contract Date.

Future Income Base during a subsequent Waiting Period
In the event of an Owner elected reset of the Income Base, the Future Income Base will equal 125% of the Contract Value on the date of the reset. Otherwise, during a subsequent Waiting Period, the Future Income Base will be equal to 125% of the amount of the Future Income Base at the end of the most recent Waiting Period adjusted as described below. Such Future Income Base amounts are subject to the Maximum Income Base.

Adjustments to Future Income Base
Any additional Gross Purchase Payment made after 90 days from the Contract Date will increase the Future Income Base, subject to the Maximum Income Base, by the result of (a) plus (b) multiplied by (c), where:

a. is the additional Gross Purchase Payment;
b. is 25% of the additional Gross Purchase Payment; and
c. is the ratio of whole years remaining in the current Waiting Period to five
   (5) years.

Each Withdrawal from the Contract will reduce the Future Income Base in the same proportion as the amount withdrawn reduces the Contract Value on the Valuation Date of the Withdrawal.


                               Maximum Income Base

Prior to an Owner elected reset of the Income Base, the Maximum Income Base is equal to the lesser of (a) or (b), where:

a. is 200% of the Income Base on the Rider Date.
b. is $10,000,000.

Upon an Owner elected reset of the Income Base, the Maximum Income Base is equal to the greater of (a) or (b), subject to a maximum of $10,000,000, where:

a. is Maximum Income Base prior to the reset.
b. is 200% of the Contract Value on the Valuation Date of the Owner elected reset.

Adjustments to Maximum Income Base
The Maximum Income Base will be increased by 200% of any additional Gross Purchase Payments. Each Withdrawal from the Contract will reduce the Maximum Income Base in the same proportion as the amount withdrawn reduces the Contract Value on the Valuation Date of the Withdrawal.


                            Reset of the Income Base

Any Owner or the spouse of the Owner as the Beneficiary who has assumed ownership of the Contract may elect to reset the Income Base any time after the initial Waiting Period following the Rider Date or a reset of the Income Base. Upon election to reset the Income Base, a new Waiting Period will begin. Election to reset the Income Base is subject to each of the following conditions:

a. The annuitant is under the age of 81.
b. A Written Request to reset the Income Base is sent to LNL.

The Income Base will then equal the Contract Value on the Valuation Date of the Income Base reset, subject to the Maximum Income Base.

LNL may restrict Owner elections to reset the Income Base to Benefit Year anniversaries. Written request of the election must be sent to LNL at least 30 days prior to the Benefit Year anniversary on which the Owner wishes to elect a reset of the Income Base.


                                  Rider Charge

Prior to the Periodic Income Commencement Date, the initial annual Rider Charge is 0.50%, subject to a guaranteed maximum charge of 1.50%. The quarterly Rider Charge is the annual Rider Charge divided by four. An amount equal to the quarterly Rider Charge multiplied by the Future Income Base will be deducted from the Contract Value every third month following the later of the Rider Date or the most recent reset of the Income Base. The amount will be deducted from each Variable Subaccount and any Fixed Account on a pro-rata basis.

Upon an Owner election to reset the Income Base, a pro-rata Rider Charge amount will be deducted from the Contract Value. The annual Rider Charge will become the current charge in effect for new purchases of this rider at the time of the reset, not to exceed the guaranteed maximum charge.

On and after the Periodic Income Commencement Date, the annual Rider Charge is subject to a guaranteed maximum charge of 1.50% and will be added to the mortality and expense risk charge of the contract. If the Guaranteed Income Benefit is terminated, the annual Rider Charge will also terminate.


                                Rider Termination

This rider will terminate on the first of any of the following events to occur:

1.   termination of the Contract to which this rider is attached;
2. change of the Owner or Annuitant(s) named on this Contract as of the Rider Date, except when the Contract is assumed by the spouse as the beneficiary upon the death of the original Owner and such spouse is then named the Annuitant;
3. death of the Annuitant, unless the Annuitant's death occurs after the Access Period and a joint payout was elected, then the rider will terminate on the death of the Secondary Life ;
4.   A change to the Access Period or to the Periodic Income Payment Mode; and
5. Written Notice to LNL from the Owner after the initial Waiting Period following election of this rider or a reset of the Income Base.

After the Periodic Income Commencement Date, a termination due to a change in the Access Period, a change in the Periodic Income Payment Mode or upon Written Notice from Owner will be effective as of the Valuation Date on the next Periodic Income Commencement Date anniversary.

A pro-rata amount of the Rider Charge will be deducted upon termination of this rider for any reason, other than death.

                   The Lincoln National Life Insurance Company

                               /s/ John H. Gotta
                                   President
Form M4LATER 01/06


                         Guaranteed Income Benefit Table
                  Under a Variable Annuity Payment Option Rider
                      With a 4.0% Assumed Investment Return
              1983 'a' Individual Annuity Mortality Table, modified
------------------------------------------------------------------------------------------------------------------------------------
                 Dollar Amount Of First Monthly Payment Which Is
                       Purchased With Each $1,000 Applied
------------------------------------------------------------------------------------------------------------------------------------
                              Single Life Annuities
------------------------------------------------------------------------------------------------------------------------------------
       Age           15 Year Access Period        20 Year Access Period        25 Year Access Period       30 Year Access Period
------------------ --------------------------- ---------------------------- ---------------------------- ---------------------------
                       Male         Female         Male          Female         Male         Female          Male         Female
------------------ ------------- ------------- -------------- ------------- ------------- -------------- ------------- -------------
       60               --             --          --             --            --             --           $ 3.26        $ 3.23
       61               --             --          --             --            --             --           $ 3.27        $ 3.24
       62               --             --          --             --            --             --           $ 3.28        $ 3.26
       63               --             --          --             --            --             --           $ 3.30        $ 3.27
       64               --             --          --             --            --             --           $ 3.31        $ 3.29

       65               --             --          --             --           $ 3.51        $ 3.47         $ 3.32        $ 3.30
       66               --             --          --             --           $ 3.53        $ 3.49         $ 3.33        $ 3.31
       67               --             --          --             --           $ 3.55        $ 3.51         $ 3.35        $ 3.33
       68               --             --          --             --           $ 3.57        $ 3.53         $ 3.36        $ 3.34
       69               --             --          --             --           $ 3.58        $ 3.55         $ 3.38        $ 3.36

       70               --             --         $ 3.88         $ 3.82        $ 3.60        $ 3.57         $ 3.39        $ 3.38
       71               --             --         $ 3.91         $ 3.85        $ 3.62        $ 3.59         $ 3.40        $ 3.39
       72               --             --         $ 3.93         $ 3.88        $ 3.64        $ 3.61         $ 3.41        $ 3.40
       73               --             --         $ 3.96         $ 3.91        $ 3.66        $ 3.63         $ 3.42        $ 3.41
       74               --             --         $ 3.99         $ 3.94        $ 3.68        $ 3.66         $ 3.43        $ 3.42

       75             $ 4.44        $ 4.35        $ 4.01         $ 3.97        $ 3.71        $ 3.68         $ 3.44        $ 3.43
------------------ ------------- ------------- -------------- ------------- ------------- -------------- ------------- -------------

------------------------------------------------------------------------------------------------------------------------------------
                      Joint And Full To Survivor Annuities
------------------------------------------------------------------------------------------------------------------------------------
          Joint                     15 Year                   20 Year                   25 Year                    30 Year
           Age                   Access Period             Access Period             Access Period              Access Period
--------------------------- ------------------------- ------------------------- ------------------------- --------------------------
            60                         --                         --                      --                       $ 3.15
            61                         --                         --                      --                       $ 3.16
            62                         --                         --                      --                       $ 3.18
            63                         --                         --                      --                       $ 3.20
            64                         --                         --                      --                       $ 3.22

            65                         --                         --                     $ 3.36                    $ 3.23
            66                         --                         --                     $ 3.38                    $ 3.25
            67                         --                         --                     $ 3.41                    $ 3.27
            68                         --                         --                     $ 3.43                    $ 3.29
            69                         --                         --                     $ 3.45                    $ 3.31

            70                         --                       $ 3.65                   $ 3.48                    $ 3.33
            71                         --                       $ 3.69                   $ 3.50                    $ 3.34
            72                         --                       $ 3.72                   $ 3.53                    $ 3.36
            73                         --                       $ 3.76                   $ 3.55                    $ 3.37
            74                         --                       $ 3.79                   $ 3.58                    $ 3.38

            75                       $ 4.09                    $ 3.83                    $ 3.61                    $ 3.40
--------------------------- ------------------------- ------------------------- ------------------------- --------------------------

------------------------------------------------------------------------------------------------------------------------------------
                              Age Adjustment Table
------------------------------------------------------------------------------------------------------------------------------------
Year of Birth                        Adjustment to Age                    Year of Birth                       Adjustment to Age
--------------------------------- ------------------------- ------------- ------------------------------- --------------------------
Before 1940                                   0                           1970-1979                                  -4
1940-1949                                    -1                           1980-1989                                  -5
1950-1959                                    -2                           1990-1999                                  -6
1960-1969                                    -3                           2000-2009                                  -7
                                                                          2010-2019                                  -8
--------------------------------- ------------------------- ------------- ------------------------------- --------------------------

Form M4LATER 01/06